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                                                Exhibit 11
                                      Computation of Per Share Earnings
                                               (Unaudited)
                                   (In thousands except per share amounts)

                                                     Three Months Ended             Six Months Ended
                                                 ---------------------------   ---------------------------
                                                 May 29, 1994   May 30, 1993   May 29, 1994   May 30, 1993
                                                 ------------   ------------   ------------   ------------
Income before cumulative effect of
  accounting change                                  $4,088         $3,544          $7,091       $6,077

Cumulative effect of change in
  accounting for income taxes                             -              -             795            -
                                                     ------         ------          ------       ------
Net income                                           $4,088         $3,544          $7,886       $6,077
                                                     ======         ======          ======       ======
Primary per share earnings
- - --------------------------
Average number of common shares
  outstanding                                        16,110         16,116          16,112       16,107

Add - common equivalent shares
  representing shares issuable
  upon exercise of stock options
  and stock grants                                      221            158             205          137
                                                     ------         ------          ------       ------
Average shares used to calculate
  primary per share earnings                         16,331         16,274          16,317       16,244
                                                     ======         ======          ======       ======
Primary per share earnings before
  change in accounting for income
  taxes                                               $0.25          $0.22           $0.43        $0.37
                                                     ======         ======          ======       ======
Cumulative effect of change in
  accounting for income taxes                             -              -            0.05            -
                                                     ------         ------          ------       ------
Net primary per share earnings                        $0.25          $0.22           $0.48        $0.37
                                                     ======         ======          ======       ======
Fully diluted per share earnings
- - --------------------------------
Average number of common shares
  outstanding                                        16,110         16,116          16,112       16,107

Add - common equivalent shares
  representing shares issuable
  upon exercise of stock options
  and stock grants                                      221            158             247          137
                                                     ------         ------          ------       ------
Average shares used to calculate
  fully diluted per share earnings                   16,331         16,274          16,359       16,244
                                                     ======         ======          ======       ======
Fully diluted per share earnings
  before change in accounting for
  income taxes                                        $0.25          $0.22           $0.43        $0.37
                                                     ======         ======          ======       ======
Cumulative effect of change in
  accounting for income taxes                             -              -            0.05            -
                                                     ------         ------          ------       ------
Net fully diluted per share earnings                  $0.25          $0.22           $0.48        $0.37
                                                     ======         ======          ======       ======

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